UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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Sport Endurance, Inc.
(Name of Registrant as Specified In Its Charter)

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Sport Endurance, Inc.
222 Broadway, 19th Floor,
New York, NY 10038

INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is being mailed or furnished to holders of record of the outstanding common stock of Sport Endurance, Inc., a Nevada corporation (the “Company”), in connection with the action by written consent of shareholders taken without a meeting to amend the Company’s Articles of Incorporation (the “Articles”) to clarify that the Company has blank check authority with regard to its shares of Preferred Stock and to reduce the number of authorized shares of Series A Preferred Stock (the “Series A”) to 1,000 shares, both of which are described in this Information Statement (the “Amendment”). You are urged to read this Information Statement carefully and in its entirety for a description of the Amendment.

The date of this Information Statement is January 17, 2018 and is first being mailed on or about January 17, 2018. Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of shareholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by shareholders holding at least a majority of the voting power.

The Board of Directors of the Company (the “Board”) is not soliciting your proxy or consent in connection with the Amendment.

What action was taken by written consent?

We obtained written consent by the holder of the majority of the voting power of the Company’s outstanding common stock (the “Majority Shareholder”), approving the Amendment.

When is the record date?

The close of business on January 11, 2018 is the record date (the “Record Date”) for the determination of shareholders entitled consent and entitled to receive this Information Statement.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

In accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes, if the Board adopts a resolution to amend the Articles, an affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required. On January 17, 2018, the Board adopted this resolution. On January 17, 2018, shareholder approval was obtained through the written consent of our Majority Shareholder. Of the 78,685,302 shares of outstanding common stock, the Majority Shareholder holding 40,531,600 votes or 51.5% of the outstanding common stock, executed a written consent to effectuate the Amendment.

Therefore, a special meeting of the shareholders to approve the Amendment is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding common stock would also have been required.

The following table sets forth certain information regarding beneficial ownership of the common and preferred stock as of January 16, 2018, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the executive officers (collectively, the “Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group.

This table is based upon information obtained from our stock transfer records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Holder	Number of Shares of Stock Held	Number of Votes Held by Such Stockholder	Number of Votes that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Actions
David Lelong, 222 Broadway, 19th Floor New York, NY 10038	40,531,600	40,531,600	40,531,600	51.5%
Michael S. Morrow, 4791 S Kings Row Dr. Apt 23 Salt Lake City, Utah 84117	14,500,000	14,500,000	0	x
Python Marketing PTY LTD Level 1, 1 Burelli St., Wollongong, NSW 2500 Australia	12,771,500	12,771,500	0	x
Total	67,803,100		40,531,600	51.5%

When will the Amendment become effective?

Once we decide to implement the Amendment, it will become effective on the date of filing of the Amendment with the office of the Nevada Secretary of State (the “Effective Date”). However, a Securities and Exchange Commission (the “SEC”) rule requires us to first give 20 days’ prior notice. Additionally, the Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Amendment?

No security holders receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class.

AMENDMENT TO THE ARTICLES TO AMEND THE COMPANY’S PREFERRED STOCK TO BE SHARES OF BLANK CHECK PREFERRED STOCK

The Board recommended and the Majority Shareholder approved of the Amendment to specifically provide that the Board has the power to adopt blank check preferred stock with such rights, preferences and limitations as the Board may approve. The Articles currently authorize 20,000,000 shares of preferred stock including 10,000,000 share of Series A of which only 1,000 shares of Series A are outstanding. The Articles are silent on the terms of any preferred stock which may be issued. The Company’s counsel has advised the Company that before preferred stock may be issued, shareholder approval may be required. Typically, charters contain what is commonly referred to as “blank check preferred stock.” Our Articles failed to include that language. The Amendment makes it clear that the Board will have authority to issue blank check preferred stock.

Authorization of blank check preferred shares means preferred stock can be issued by action of the Board and without further approval of shareholders. Blank check preferred stock can be issued or committed for any corporate purpose, including without limitation financings, as compensation, or in acquisitions. Any such issuance will have a dilutive effect on current shareholders. Authorizing the issuance of blank check preferred stock grants the Board with the express authority to determine the voting rights, designations, preferences, rights and qualifications, limitations or restrictions of preferred stock.

We presently have 19,999,000 shares of authorized preferred stock available to issue. Our Board believes that the availability of blank check shares of preferred stock will give the Company flexibility to make acquisitions or raise equity capital quickly. The availability of blank check shares of preferred stock can have an anti-takeover effect because shares can be issued to dilute the ownership of a potential acquirer. Anti-takeover measures may have an adverse effect on any possibility of shareholders receiving a premium for their shares in an acquisition. The availability of blank check shares may also have the effect of allowing incumbent management to maintain their control of the Company.

The proposed form of the Amendment is attached to this Information Statement as Annex A.

AMENDMENT TO THE ARTICLES TO AMEND THE COMPANY’S CLASS OF SERIES A PREFERRED STOCK TO BE ONE THOUSAND SHARES OF SERIES A PREFERRED STOCK

The Board recommended and the Majority Shareholder approved of an amendment to reduce the number of shares of Series A to 1,000 shares. The Certificate of Designations for the Series A currently authorizes 10,000,000 shares of Series A of which only 1,000 shares are outstanding. The Company’s counsel has advised the Company that the Series A should be reduced to 1,000 shares in order to provide the Company with more flexibility regarding the issuance of additional shares of preferred stock. The Amendment makes it clear that the Board will have authority to issue blank check preferred stock.

 We presently have 9,999,000 shares of authorized Series A available to issue. Our Board believes that the availability of excess shares of Series A is detrimental to the Company’s existing capital structure. The availability of excess shares of Series A prevents the Company from using all 19,999,000 shares of authorized preferred stock for future financing or other purposes. As such, the Board believes it is in the Company’s best interest to reduce the number of authorized shares of Series A to 1,000 shares and authorize the Company to issue the remaining 19,999,000 preferred shares, as blank check preferred.

The proposed form of the Amendment is attached to this Information Statement as Annex A.

Where You Can Find More Information

You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (646) 846-4280 or mail a request to receive separate copies to Sport Endurance, Inc., 222 Broadway, 19th Floor, New York, NY 10038 Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

By Order of the Board of Directors

/s/ David Lelong
David Lelong
Chairman of the Board of Directors

Dated: January 17, 2018

ANNEX A
ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION

Sport Endurance, Inc. (the ‘‘Company’’), a corporation organized and existing under the Revised Statutes of the State of Nevada (the ‘‘Nevada Revised Statutes’’), hereby certifies as follows:

1. Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

2. Section 3 is revoked.

3. The Amended and Restated Articles of Incorporation of the Company are hereby amended to add a new Section 3: The number of authorized shares and the par value of each class or series of capital stock of the Company shall be: 580,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, consisting of 1,000 shares of Series A Preferred Stock and 19,999,000 shares of preferred stock with such rights, preferences and limitations as may be set from time-to-time by resolution of the board of directors and the filing of a Certificate of Designations as required by the Nevada Revised Statutes.

4. These Articles of Amendment to the Articles of Incorporation were duly adopted and approved by the shareholders of the Company on the 17th day of January 2018 in accordance with Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Incorporation as of the            day of January, 2018.

Sport Endurance, Inc.

By
David Lelong
Chief Executive Officer